Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 of the Registration Statement on Form S-4 (No. 333-164546) and related prospectus of Independent Bank Corporation and to the inclusion of our report dated February 26, 2010, on the consolidated financial statements of Independent Bank Corporation.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Grand Rapids, Michigan
April 5, 2010